UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: April 23, 2014

Commission File Number: 001-35768

WASHINGTONFIRST BANKSHARES, INC.
(Exact name of registrant as specified in its charter)

VIRGINIA	26-4480276
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
11921 Freedom Drive, Suite 250, Reston, Virginia 20190
(Address of principal executive offices) (Zip Code)

(703) 840-2410
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e)    On April 23, 2014, WashingtonFirst Bank (“WashingtonFirst”), a wholly-owned subsidiary of WashingtonFirst Bankshares, Inc. (the “Company”), executed WashingtonFirst Bank Supplemental Executive Retirement Agreements (“SERP Agreements”) with the following executive officers of WashingtonFirst : (i) Shaza L. Andersen, Chief Executive Officer; (ii) George W. Connors, President and Chief Credit Officer; (iii) Matthew R. Johnson, Chief Financial Officer; and (iv) Richard D. Horn, General Counsel and Corporate Secretary (each, an “Executive”, and together, the “Executives”), all of which are deemed effective April 1, 2014 (the “Effective Date”). The SERP Agreements are intended to provide benefits to the Executives upon retirement, death, disability, voluntary or involuntary separation from service (other than for “cause”), subject to the requirements of Section 409A of the Internal Revenue Code. Pursuant to the SERP Agreements, upon an Executive’s retirement from the Bank after the age of 65, the Bank shall be obligated to pay to the Executive the full retirement benefit, determined as a percentage of the Executive’s final base salary at the time of separation from service, in monthly installments for a period of fifteen (15) years. If an Executive resigns prior to reaching age 65, he or she is entitled to receive a lump sum payment representing the discounted value of the amount that should have been accrued by WashingtonFirst to the date of resignation under generally accepted accounting principles for the payment of the retirement benefit (the “Accrued SERP Benefit”) multiplied by a fraction ranging from 0% to 100%, depending on the Executive’s years of service following the Effective Date. If an Executive’s employment is terminated involuntarily (other than for cause) more than five (5) years after the Effective Date he or she shall be entitled to receive 100% of the Accrued SERP Benefit.
In the event of Executive’s death before retirement, the Accrued SERP Benefit will be paid to the Executive’s beneficiary in a lump sum. If death occurs after retirement, SERP Benefit payments will continue to be made to the Executive’s beneficiary. If the Executive is terminated following a Change in Control (as defined in the SERP Agreements), the full retirement benefit vests immediately and becomes payable, at the Executive’s election (irrevocably made at the time of execution of the SERP Agreement) in a lump sum or in monthly installments commencing at age 65. No Executive will be entitled to receive any retirement benefits under the SERP Agreements in the event of termination for cause.
Although WashingtonFirst will accrue the expense of the retirement benefit liability over time, WashingtonFirst’s liability under the SERP Agreements will remain unfunded and the accrued amounts will remain subject to the rights of creditors of WashingtonFirst.
The projected annual retirement benefit for each of the Executives is as follows:

Executive	Projected Annual Retirement Benefit
Shaza L. Andersen	$223,134
George W. Connors	$100,794
Matthew R. Johnson	$92,894
Richard D. Horn	$108,284

The foregoing summary is qualified in its entirety by reference to the individual SERP Agreements which are attached hereto as Exhibits.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits. The following exhibits are being filed with this Current Report on Form 8-K.

Number	Description
10.13	WashingtonFirst Bank Supplemental Executive Retirement Agreement effective April 1, 2014 between WashingtonFirst Bank and Shaza L. Andersen.

10.14	WashingtonFirst Bank Supplemental Executive Retirement Agreement effective April 1, 2014 between WashingtonFirst Bank and George W. Connors, IV.

10.15	WashingtonFirst Bank Supplemental Executive Retirement Agreement effective April 1, 2014 between WashingtonFirst Bank and Matthew R. Johnson.

10.16	WashingtonFirst Bank Supplemental Executive Retirement Agreement effective April 1, 2014 between WashingtonFirst Bank and Richard D. Horn.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
WASHINGTONFIRST BANKSHARES, INC.

April 29, 2014	/s/ Matthew R. Johnson
Date	Matthew R. Johnson
Executive Vice President and Chief Financial Officer

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